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                                                                    Exhibit 10.1


                           TERREMARK WORLDWIDE, INC.,

                                TD GLOBAL FINANCE

                                       AND

                            THE TORONTO-DOMINION BANK

                                 (AS GUARANTOR)

                  ---------------------------------------------

                       PUT AND WARRANT PURCHASE AGREEMENT

                 ----------------------------------------------

                                 APRIL 10, 2002


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                                TABLE OF CONTENTS

                                                                            PAGE

1.   Put and Warrant Purchase Agreement........................................1

     1.1      Definitions......................................................1

     1.2      Put Option.......................................................2

     1.3      Call Warrants....................................................3

     1.4      Clearance and Settlement of Put Option...........................4

     1.5      Clearance and Settlement of Exercise of Warrant..................4

2.   Registration Rights.......................................................4

     2.1      Registration of Shares...........................................4

     2.2      Obligations of the Company.......................................6

     2.3      Furnish Information..............................................7

     2.4      Expenses of Registration.........................................7

     2.5      Indemnification..................................................7

     2.6      Assignment of Registration Rights................................9

3.   Representations and Warranties of the Company.............................9

     3.1      Issuance of Shares and Warrants..................................9

     3.2      By-Laws and Corporate Agreements.................................9

     3.3      Disclosure.......................................................9

     3.4      SEC Reports......................................................9

     3.5      Corporate Existence and Qualification...........................10

     3.6      Capitalization..................................................10

     3.7      Authority.......................................................10

     3.8      Compliance with Law.............................................10

     3.9      Taxes...........................................................11

     3.10     Actions Pending.................................................11

     3.11     Subsidiaries and Branches.......................................11

4.   Representations and Warranties of the Purchaser..........................11

     4.1      Securities Act..................................................11

     4.2      Information.....................................................11

     4.3      Authority.......................................................11

5.   Covenants of the Company.................................................11

     5.1      Sales of Shares.................................................11

     5.2      Exchange Act Reports............................................12


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     5.3      Regulatory Filings..............................................12

     5.4      Taxes...........................................................12

     5.5      Confidentiality.................................................12

6.   Covenants of the Purchaser...............................................13

     6.1      Resales.........................................................13

     6.2      Regulatory Filings..............................................13

     6.3      Information.....................................................13

     6.4      Guarantee.......................................................13

7.   Extraordinary Events.....................................................14

8.   Miscellaneous............................................................14

     8.1      Further Assurances..............................................14

     8.2      General Indemnity...............................................14

     8.3      Parties in Interest.............................................15

     8.4      Amendments and Waivers..........................................15

     8.5      Notices.........................................................15

     8.6      Severability....................................................15

     8.7      Governing Law...................................................15

     8.8      Exclusive Jurisdiction and Consent to Service of Process........15

     8.9      Counterparts....................................................16

     8.10     Titles and Subtitles............................................16

     8.11     Expenses........................................................16

     8.12     Entire Agreement................................................16

     8.13     Survival of Agreement...........................................16

     8.14     Brokerage.......................................................16


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                       PUT AND WARRANT PURCHASE AGREEMENT

         This Put and Warrant Purchase Agreement (the "Agreement") is made as of the 10th day of April, 2002 by and among Terremark Worldwide, Inc., a Delaware corporation (the "Company"), TD Global Finance, an Irish unlimited liability investment company (the "Purchaser") and The Toronto-Dominion Bank, a Canadian bank (the "Guarantor").

                                    RECITALS

         WHEREAS, the Purchaser wishes to grant to the Company an option (the "Put Option") to cause the Purchaser to purchase U.S.$10,200,000.00 (ten million two hundred thousand dollars) in aggregate value of the shares of the authorized but unissued common stock, U.S.$0.001 par value, of the Company (the "Shares"); provided, the Purchaser shall not be obligated to purchase a number of Shares that exceeds 9.9% (nine point nine percent) of the Company's outstanding share capital of common stock on the Exercise Date (as defined herein).

         WHEREAS, upon the exercise of the Put Option, the Company wishes to issue and grant to the Purchaser three call warrants (the "Warrants" and each a "Warrant") which grant the Purchaser the right to purchase further Shares of the Company.

         WHEREAS, as a condition to the Purchaser's obligations under this Agreement, the Company has agreed to (i) register the Shares of the Company upon the exercise of the Put Option by the Company and (ii) register the Shares represented by a Warrant upon the exercise of such Warrant by the Purchaser.

                                    AGREEMENT

         The parties hereby agree as follows:

         1. PUT AND WARRANT PURCHASE AGREEMENT. The Company and the Purchaser covenant and agree as follows:

                  1.1 DEFINITIONS. For purposes of this Agreement:

                           (a) The term "Affiliate"; shall have the meaning
assigned to such term under Rule 405 under the Securities Act (as defined below).

                           (b) The term "Business Day"; shall mean any day on
which the commercial banks in the City of New York are open for business.

                           (c) The term "Exchange Act"; shall mean the
Securities Exchange Act of 1934, as amended.

                           (d) The term "Exercise Date"; shall mean the date on
which the Company exercises the Put Option.

                           (e) The term "Exercise Time"; shall mean any time on
any Trading Day from the official opening of trading on the American Stock Exchange until 15 (fifteen) minutes after the official close of trading on such exchange.
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                           (f) The term "Expiration Date"; shall mean the date 6
(six) months from the date of this Agreement.

                           (g) The term "Expiration Time"; shall mean the end of
the Exercise Time on the Expiration Date.

                           (h) The term "ISDA Master Agreement"; shall mean the
International Swap Dealers Association Master Agreement of 1992, as may be amended until the date hereof by the International Swaps and Derivatives Association.

                           (i) The term "Form S-3"; shall mean such form under
the Securities Act (as defined below) as in effect on the date hereof or any successor form under the Securities Act.

                           (j) The term "Loss"; shall have the meaning assigned
to such term in the ISDA Master Agreement.

                           (k) The term "Purchaser's Agent"; shall mean The Bank
of New York having its offices at One Wall Street, Third Floor, Window B, Ref. A/C TD Securities, Attn.: Margaret Duffy (+1 212 635 7017).

                           (l) The terms "register" "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document.

                           (m) The term "SEC" shall mean the Securities and
Exchange Commission.

                           (n) The term "Share Price"; shall mean the price of
the Shares as quoted by the American Stock Exchange at the closing of such exchange on the Exercise Date; provided, if the price upon closing is more than 1.0% (one percent) above the arithmetic average of the highest and lowest traded price of the Shares during the hours of trading on the American Stock Exchange on the Exercise Date (the "Average Trading Price") as determined by the Company as calculation agent, then the Share Price shall be equal to the Average Trading Price plus 1.0%.

                           (o) The term "Trading Day"; shall mean any day on
which the American Stock Exchange is (i) officially open for trading for at least four (4) consecutive hours and (ii) a closing price for the Shares of the Company is published by the American Stock Exchange.

                           (p) The term "Warrant Exercise Date"; shall mean each
date on which the Purchaser exercises one or more of its Warrants.

                  1.2 PUT OPTION.

                           (a) During any Exercise Time and until the Expiration
Time, and subject to the terms and conditions contained herein, the Company may exercise the Put Option. The Put Option shall require the Purchaser to purchase U.S.$10,200,000 (the "Purchase Price") worth of Shares; provided, the Purchaser shall not be obligated to purchase a number of Shares that exceeds 9.9% of the Company's outstanding share capital of common stock (the "Company's Outstanding Share Capital") on the Exercise Date.

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                           (b) The amount of Shares of the Company to be
purchased by the Purchaser upon the exercise by the Company of the Put Option (the "Put Shares") shall be determined by dividing U.S.$10,200,000 by 86.7% (eighty six point seven percent) of the Share Price on the Exercise Date, subject to the limitation set out in subsection 1.2(a); provided, if the calculation of the number of Put Shares results in a non-integral number of Shares, then the number of Put Shares shall be rounded up to the nearest whole integer.

                           (c) In consideration for the granting of the Put
Option, the Company shall deliver to the Purchaser U.S.$1.00 (one dollar) within 2 (two) Business Days of the date of this Agreement and shall grant to the Purchaser the Warrants.

                           (d) The Company shall pay to the Purchaser a non
exercise fee of U.S.$500,000 (the "Non Exercise Fee") within 2 (two) Business Days following the Expiration Date if the Company fails to exercise the Put Option before the Expiration Time.

                  1.3 CALL WARRANTS.

                           (a) Upon the exercise by the Company of its Put
Option, the Company shall issue and grant to the Purchaser three Warrants (each three Warrants together, a "Warrant Series") in the form attached hereto as Annex A. The Warrant Series shall entitle the Purchaser to purchase, at the Purchaser's absolute discretion, from the Company, Shares in an amount equal to 20% (twenty percent) of the Put Shares ("Warrant Series Size"); provided, if the calculation of the Warrant Series Size results in a non-integral number of Shares, then the Warrant Series Size shall be rounded up to the nearest whole integer.

                           (b) Each of the three Warrants in the Warrant Series
shall grant the Purchaser the right to purchase from the Company Shares equal to, and not more than or less than, 33.3% (thirty-three percent) of the Warrant Series Size (the "Warrant Size"); provided, if the calculation of the Warrant Size results in a non-integral number of Shares, then the Warrant Size shall be rounded up to the nearest whole integer.

                           (c) Each Warrant in the Warrant Series shall entitle
the Purchaser to purchase from the Company Shares equal to the Warrant Size at the following exercise prices (each a "Warrant Exercise Price"):

                                    (i) in respect of the first Warrant, 85%
(eighty-five percent) of the Share Price on the Exercise Date;

                                    (ii) in respect of the second Warrant, 100%
(one hundred percent) of the Share Price on the Exercise Date; and

                                    (iii) in respect of the third Warrant, 115%
(one hundred and fifteen percent) of the Share Price on the Exercise Date.

                           (d) Each Warrant may be exercised on any Trading Day
until the date 6 (six) months following the Exercise Date.

                           (e) In the event of any capital adjustment by the
Company such as a stock split, stock combination, reclassification, reorganization, merger or combination, or any issuance of additional shares of common stock by reason of a dividend or other distribution payable in common stock, the Warrant Series Size shall be adjusted accordingly.

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                  1.4 CLEARANCE AND SETTLEMENT OF PUT OPTION.

                           (a) The Company shall indicate its intent to exercise
the Put Option by notifying the Purchaser by telephone which shall be irrevocable. Following such notification, the Company shall confirm its intent to exercise the Put Option by delivering to the Purchaser a written confirmation; provided that, failure to deliver such written confirmation shall not affect the validity or effectiveness of the notification by telephone. Upon the giving of notification by telephone of its intent to exercise the Put Option, the Company shall enter the Purchaser in its share register and shall issue and deliver to the office of the Purchaser's Agent before the close of business on the next Business Day, in person or by overnight courier, (i) a stock certificate or certificates in definitive form, registered in the name of the Purchaser or its designee, representing the Put Shares and (ii) the three Warrants of the Warrant Series in definitive form, registered in the name of the Purchaser or its designee.

                           (b) Upon receipt from the Company of sufficient
evidence that a registration statement has been declared effective by the SEC in respect of the Put Shares, the Purchaser shall on the Business Day following such receipt pay the Purchase Price to the Company by wire transfer in immediately available funds to such account as may be specified to the Purchaser by the Company in writing.

                  1.5 CLEARANCE AND SETTLEMENT OF EXERCISE OF WARRANT.

                           (a) The Purchaser shall indicate its intent to
exercise a Warrant by (i) notifying the Company in writing of the exercise of the Warrant and (ii) delivering the exercised Warrant to the Company in person or by courier.

                           (b) The Company upon receiving notification from the
Purchaser of the exercise shall issue and deliver to the office of the Purchaser's Agent before the close of business on the next Business Day, in person or by overnight courier, a stock certificate or certificates in definitive form, registered in the name of the Purchaser or its designee, representing the Shares equal to the Warrant Size.

                           (c) Upon receipt from the Company of sufficient
evidence that a registration statement has been declared effective by the SEC in respect of the Shares issued in respect of the exercised Warrant, the Purchaser shall on the Business Day following such receipt pay an amount equal to the Warrant Exercise Price for each of the Shares issued and delivered by the Company (the "Warrant Purchase Price") to the Company by wire transfer in immediately available funds to such account as may be specified to the Purchaser by the Company in writing.

         2. REGISTRATION RIGHTS. The Company and the Purchaser covenant and agree as follows:

                  2.1 REGISTRATION OF SHARES.

                           (a) Upon the exercise by the Company of the Put
Option or the exercise by the Purchaser of a Warrant, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of the Put Shares or the Shares issued in respect of an exercised Warrant (together, the "Registerable Shares"), as the case may be, as soon as practicable, and in any event within 90 (ninety) days of the Exercise Date or the Warrant Exercise Date, as the case may be (the "Registration Period"). Such registration statement shall cover the public distribution in the United States by the Purchaser of the Put Shares or the Shares issued in respect of an exercised Warrant, as the case may be. If the Company can establish, having the burden of proof, that having used its commercially reasonable efforts, it is unable to effect the registration under the Securities Act of such Shares within the time period specified herein, the Company may instead arrange for the delivery to the Purchaser of Shares

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which have been registered under the Securities Act along with an opinion of counsel, reasonably satisfactory to the Purchaser, stating that the delivered Shares may be publicly offered and sold by the Purchaser without further registration under the Securities Act as well an opinion letter substantially similar to that described in subsection 2.2(h) below which shall include those opinions that are reasonably requested by the Purchaser, within the Registration Period in exchange for the unregistered Put Shares or Shares issued in respect of an exercised Warrant, which exchange shall have the same effect for purposes of this Agreement as an effective registration of the Put Shares or Shares issued in respect of an exercised Warrant, as the case may be. Any such exchange of Shares and payment of the Purchase Price therefore shall be concurrent.

                           (b) If the Put Shares or the Shares issued in respect
of an exercised Warrant have not been registered by the Company within the Registration Period and the Company can establish, having the burden of proof, that failure to effect the registration under the Securities Act of the Shares as specified in subsection 2.1(a) was due to acts or omissions of third parties or other circumstances outside the Company's control and that it has not otherwise delivered Shares registered under the Securities Act as specified in subsection 2.1(a), then the Purchaser may, in its sole discretion:

                                    (i) extend the Registration Period by giving
written notice to the Company, provided, however, if registration is not completed to the Purchaser's satisfaction within the Registration Period extended by the Purchaser then, at the Purchaser's sole discretion, subsections 2.1(c)(ii) or (iii) below shall apply;

                                    (ii) accept the unregistered Shares by
giving written notice to the Company and pay the Purchase Price or the Warrant Purchase Price, as the case may be, to the Company by wire transfer in immediately available funds to such account as may be specified to the Purchaser by the Company in writing; or

                                    (iii) declare the exercise of the Put Option
or the Warrant ineffective by giving written notice to the Company, whereupon receipt of such notice: (A) the Purchaser shall deliver stock certificate or certificates representing the Put Shares or the Shares issued upon exercise of a Warrant, as the case may be, to the Company in person or by courier, and (B) if the Expiration Time has occurred, declare the Non Exercise Fee due and payable within two Business Days, by giving written notice to the Company.

                           (c) If the Put Shares or the Shares issued in respect
of an exercised Warrant have not been registered by the Company within the Registration Period, and the Company cannot establish, having the burden of proof, that failure to effect the registration under the Securities Act of the Shares as specified in Subsection 2.1(a) was due to acts or omissions of third parties or other circumstances outside the Company's control and the Company has not otherwise delivered Shares registered under the Securities Act as specified in subsection 2.1(a) above, then the Purchaser may, in its sole discretion:

                                    (i) extend the Registration Period by giving
written notice to the Company;

                                    (ii) accept the unregistered Shares by
giving written notice to the Company and pay the Purchase Price or the Warrant Purchase Price, as the case may be, to the Company by wire transfer in immediately available funds to such account as may be specified to the Purchaser by the Company in writing; or


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                                    (iii) declare the exercise of the Put Option
or the Warrant ineffective by giving written notice to the Company, whereupon receipt of such notice:

                                    (I) (A) the Purchaser shall deliver stock
certificate or certificates representing the Put Shares or the Shares issued upon exercise of a Warrant, as the case may be, to the Company in person or by courier, and (B) if the Expiration Time has occurred, the Purchaser shall declare the Non Exercise Fee due and payable within two Business Days, and claim Loss; or

                                    (II) the Purchaser may sell such Shares to
any non-Affiliate on reasonable market terms, and return within 30 (thirty) days following delivery of the stock certificate or certificates, the stock certificate or stock certificates representing the unsold Shares to the Company, whereupon the Purchaser shall deliver to the Company by wire transfer in immediately available funds to such account as may be specified to the Purchaser by the Company the Purchase Price or the Warrant Purchase Price, as the case may be, minus the value of the unsold Shares and the Loss suffered by the Purchaser, as determined by the Purchaser as calculation agent.

                  2.2 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 2 to effect the registration of any Registerable Shares, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registerable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for up to 120 (one hundred twenty) days.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all the Registerable Shares covered by such registration statement for up to 120 (one hundred twenty) days.

                           (c) Furnish to the Purchaser such numbers of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registerable Shares owned by them.

                           (d) Use its commercially reasonable efforts to
register and qualify the Registerable Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                           (e) Notify the Purchaser at any time when a
prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 (one hundred twenty) days.

                           (f) Cause all Registerable Shares to be listed on the
American Stock Exchange and or any other securities exchange or quotation system on which the Shares of the Company are then listed or quoted.


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                           (g) Provide a transfer agent and registrar for all
Registerable Shares and a CUSIP number for all such Registerable Shares, in each case not later than the effective date of such registration.

                           (h) Provide on the date that the registration
statement relating to the Registerable Shares becomes effective (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Purchaser and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser.

                  2.3 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to any Registerable Shares that the Purchaser shall furnish to the Company such information regarding itself, the number of Registerable Shares held by it, and the intended method of disposition of such Registerable Shares as shall be required to effect the registration of the Purchaser's Registerable Shares.

                  2.4 EXPENSES OF REGISTRATION. All expenses incurred in connection with registrations, filings or qualifications pursuant to this
Section 2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, up to U.S.$20,000.00 per registration or filing made with the SEC, of one counsel for the Purchaser selected by the Purchaser shall be borne by the Company.

                  2.5 INDEMNIFICATION. In the event any Registerable Shares are included in a registration statement under this Section 2:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless the Purchaser, any underwriter (as defined in the Securities Act) for the Purchaser and each person, if any, who controls the Purchaser or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Purchaser, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the Purchaser, any underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Purchaser, underwriter or controlling person.

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                           (b) To the extent permitted by law, the Purchaser
will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any controlling person of any underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration and identified as such; and the Purchaser shall pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Subsection 2.5(b) exceed the net proceeds received by the Purchaser from the sale, if any, of any Shares to any non-affiliate of the Purchaser, except in the case of willful misconduct by the Purchaser.

                           (c) Promptly after receipt by an indemnified party
under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
2.5 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to ally indemnified party otherwise than under this Section 2.5.

                           (d) If the indemnification provided for in this
Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omission that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Purchaser under this subsection 2.5(d) exceed the net proceeds from the offering received by the Purchaser, except in the case of willful misconduct by the Purchaser. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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                           (e) The obligations of the Company and the Purchaser
under this Section 2.5 shall survive the completion of any offering of Registerable Shares in a registration statement under this Section 2, and otherwise.

                  2.6 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registerable Shares pursuant to this Section 2 may be assigned (but only with all related obligations) by the Purchaser to a transferee of the Registerable Shares, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registerable Shares with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such Registerable Shares by the transferee or assignee is restricted under the Securities Act.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as of the date hereof:

                  3.1 ISSUANCE OF SHARES AND WARRANTS.

                           (a) The Shares to be issued under this Agreement upon
the exercise of the Put Option by the Company and upon the exercise by the Purchaser of a Warrant, have been duly authorized by all necessary corporate action, and when paid for in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, charges, and encumbrances of any nature whatsoever, including any preferential rights of other shareholders of any nature or third parties and the Purchaser shall be entitled to all rights accorded to a holder of capital stock of the same class in the Company. The Company has also complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

                           (b) The Warrants to be issued under this Agreement
upon the exercise of the Put Option by the Company, have been duly authorized by all necessary corporate action and when issued, shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, charges, and encumbrances of any nature whatsoever, including any preferential rights of other shareholders of any nature or third parties. The Company has also complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Warrants hereunder.

                  3.2 BY-LAWS AND CORPORATE AGREEMENTS. All the rights and obligations of the stockholders of the Company in their capacity as such are included in the Certificate of Incorporation and the Corporate By-laws and there are no other rights, obligations or undertakings of any kind including any rights regarding the Shares. Further, the execution of, and performance of, the transactions contemplated by this Agreement will not conflict with or result in a breach of the Certificate of Incorporation or Bylaws of the Company, or any material agreement, indenture or other instrument to which the Company is a party or by which it is bound.

                  3.3 DISCLOSURE. Neither this Agreement nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made herein or therein, not misleading.

                  3.4 SEC REPORTS. The Company has duly filed with the SEC all reports (individually a "Report" and collectively the "Reports") required to be filed by it under the Exchange Act, and has filed all material contracts required to be filed pursuant to Section 601(b)(10) of Regulation S-K under the Securities Act. Each Report did not, as of the date on which it was signed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither this Agreement nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made herein or therein, not misleading.

                  3.5 CORPORATE EXISTENCE AND QUALIFICATION. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly incorporated and qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States, or any other country, state, province, or political subdivision in which the character of the business conducted by it or the nature of the properties owned or leased by it makes such qualification necessary for the conduct of its business as described in the Reports, except where the failure to be so qualified would not have a material adverse effect on the Company.

                  3.6 CAPITALIZATION. As evidenced by the copy of the share register provided by the Company to the Purchaser, the authorized capital stock of the Company consists of (i) 300,000,000 shares of common stock, par value U.S.$0.001 per share, of which 199,482,250 shares are issued and outstanding and
(ii) 10,000,000 shares of preferred stock, par value U.S.$0.001 per share, of which 20 shares are designated as Series G convertible preferred stock and 5,882 shares are designated as Series H convertible preferred stock. As of March 15, 2002, 20 shares of Series G convertible preferred stock were issued and outstanding and convertible into 1,653,333 shares of common stock, and 294 shares of Series H convertible preferred stock were issued and outstanding and convertible into 294,000 shares of common stock. As of March 15, 2002, there were outstanding options, warrants and convertible debentures (of which U.S.$29,655,700 was outstanding) currently exercisable for or convertible into a total of 35,515,813 shares of common stock. The Company has all requisite power and authority to issue, sell and deliver the Shares and Warrants in accordance with and upon the terms and conditions set forth in this Agreement, and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Shares and Warrants has been validly and sufficiently taken.

                  3.7 AUTHORITY. The Company has full right, power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  3.8 COMPLIANCE WITH LAW. The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject and the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except where such failure would not cause a material adverse effect, having the Company all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it.

                  3.9 TAXES. The Company has accurately prepared and filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes and custom duties ("Taxes") required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable, except for taxes, if unpaid, individually or in the aggregate, do not and would not have a material adverse effect on the Company.

                  3.10 ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement and the transactions contemplated hereby or thereby, or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any of its respective properties or assets and which, if adversely determined, is reasonably likely to result in a material adverse effect. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary which is reasonably likely to result in a material adverse effect.

                  3.11 SUBSIDIARIES AND BRANCHES. All the representations and warranties made herein shall also be deemed to be made with regard to each of the Company's subsidiaries.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as of the date hereof:

                  4.1 SECURITIES ACT. The Purchaser acknowledges that the offer, issuance and sale to it of the Shares and Warrants is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

                  4.2 INFORMATION. The Purchaser acknowledges that during the course of the transaction and prior to this Agreement it has received information relating to the Company and has been given a reasonable opportunity to ask questions of and receive answers from the Company and its representatives concerning the Company.

                  4.3 AUTHORITY. The Purchaser has full right, power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         5. COVENANTS OF THE COMPANY.

                  5.1 SALES OF SHARES. For a period of 90 (ninety) days from the Exercise Date, the Company shall not sell to any person, other than the Purchaser, Shares at a price per share lower than the highest Share Price on the Exercise Dates unless (i) the sale is made pursuant to an obligation of the Company created before the date of this Agreement which the Company has disclosed to the Purchaser prior to the execution of this Agreement or (ii) the price paid for the Shares in all such sales to persons other than the Purchaser, in the aggregate, does not exceed U.S.$2,000,000.00 (two million dollars).

                  5.2 EXCHANGE ACT REPORTS. With a view to making available to the Purchaser the ability to sell the Registerable Shares to the public pursuant to a registration on Form S-3, the Company agrees to:

                           (a) file with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (b) furnish to the Purchaser, so long as the
Purchaser owns any Registerable Shares, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC which permits the selling of any of the Registerable Shares without registration or pursuant to a registration statement.


                  5.3 REGULATORY FILINGS. The Company shall furnish to the Purchaser such information and assistance as the Purchaser may reasonably request in connection with the preparation of any regulatory filings or submissions. The Company will provide the Purchaser with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or member of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                  5.4 TAXES. The Company shall pay any stamp or other tax (other than income tax), levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by any governmental agency, revenue or taxing authority or agency on by virtue of the issuance or delivery of the Shares or the Warrants, or the execution, delivery or performance by the Company or the Purchaser of this Agreement.

         5.5 CONFIDENTIALITY.

                           (a) The Company shall keep all information regarding
the transaction contemplated by this Agreement (such information, together with notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Company or its directors, officers, employees, legal and financial advisors, accountants and other agents and representatives (each, a "Representative") being referred to herein as the "Evaluation Material") strictly confidential; provided, however, that Evaluation Material may be disclosed to any of the Company's Representatives who need to know such information for the purpose of assisting the Company in executing the transaction contemplated by this Agreement (it being understood that such Representatives will be informed by the Company of the contents of this Agreement and that, by receiving such information, such Representatives are agreeing to be bound by this Agreement).

                           (b) If the Company shall be requested in any judicial
or administrative proceeding or by any governmental or regulatory authority to disclose any Evaluation Material, the Company shall give the Purchaser prompt notice of such request so that the Purchaser may seek an appropriate protective order. The Company shall cooperate fully with the Purchaser in obtaining such an order. If in the absence of a protective order the Company is nonetheless compelled to disclose Evaluation Material, the Company shall make such disclosure without liability hereunder, provided that the Company gives the Purchaser written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the Purchaser's request, uses its commercially reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to such information.

                           (c) Without the prior written consent of the
Purchaser, the Company shall not and the Company shall cause its respective Representatives not to, make any release to the press or other public disclosure, or make any statement to any competitor, customer, client or supplier of the Company or any of its subsidiaries or any other person, with respect to either the transaction contemplated by this Agreement or the existence or contents of this Agreement, except for such public disclosure as may be necessary, in the written opinion of counsel for the Company, for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If the Company or any of its Representatives propose to make any disclosure based upon such an opinion, the Company shall deliver a copy of such opinion to the Purchaser, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and shall in good faith consult with and consider the suggestions of the Purchaser concerning the nature and scope of the information it proposes to disclose. The Purchaser agrees that the timing of such disclosures may be dictated by law and time is of the essence in providing such suggestions concerning the nature and scope of the information the Company proposes to disclose.

                           (d) The Company agrees that money damages would not
be a sufficient remedy for any breach of this subsection, and that in addition to all other remedies which the Purchaser may have, the Purchaser shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by the Purchaser in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         6. COVENANTS OF THE PURCHASER.

                  6.1 RESALES. Neither the Purchaser nor any of its Affiliates shall sell or assign the Shares or the Warrants to any person except pursuant to a registration statement filed under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Further, until the Purchaser receives notice from the Company of its intention to exercise the Put Option, neither the Purchaser nor any of its Affiliates shall
(a) sell any Shares of the Company or (b) enter into any discussions relating to the sale of the Shares of the Company with any persons who are not Affiliates of the Purchaser.

                  6.2 REGULATORY FILINGS. The Purchaser shall furnish to the Company such information and assistance as the Company may reasonably request in connection with the preparation of any regulatory filings or submissions. The Purchaser shall provide the Company with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or member of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                  6.3 INFORMATION. The Purchaser shall furnish to the Company such information and assistance as the Company may reasonably request in connection with the preparation of any regulatory filings or submissions. The Purchaser shall provide the Company with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or member of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                  6.4 GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to the Company the prompt payment when due, subject to any applicable grace period, of all present and future obligations and liabilities of all kinds of the Purchaser arising under this Agreement (the

"Guaranteed Obligations"). If any payment due from the Purchaser to the Company pursuant to the terms of this Agreement is not made on the due date for such payment, the Company may on the following Business Day, serve on the Guarantor a demand setting out the amount of such payment, stating that such payment has not been made by the Purchaser and calling on the Guarantor to make immediate payment of such unpaid amount. Upon receipt of such demand from the Company in accordance with Section 8.5, the Guarantor shall, promptly, and in any event within 5 (five) Business Days of receipt of such demand, pay to the Company the amount specified in such demand. The provisions of this Section 6.4 are absolute, unconditional and irrevocable and shall remain in full force and effect and be binding upon the Guarantor, its successors until all of the Guaranteed Obligations have been satisfied in full.

         7. EXTRAORDINARY EVENTS. If, prior to the end of the Registration Period, the Company:

                  (a) consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity, whether public or private; or

                  (b) (i) is dissolved, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 (thirty) days of the institution thereof; (v) has a resolution passed for its winding-up, official management or liquidation; (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (vii) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 (thirty) days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) inclusive; or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; then the Purchaser's obligation to purchase the Put Shares from the Company upon the exercise of the Put Option under Section 1.2 hereto or to purchase the Shares issuable upon exercise of a Warrant under Section 1.3 hereto shall terminate and the Company shall pay to the Purchaser the Non Exercise Fee under subsection 1.2(d) hereto.

         8. MISCELLANEOUS.

                  8.1 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

                  8.2 GENERAL INDEMNITY. Except as provided in Section 2.5 of this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its agents, heirs, successors and assigns from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred as a result of any misrepresentation or breach of the warranties and covenants made by the Company herein, except where such misrepresentation or breach is caused by the Purchaser. Except as provided in Section 2.5 of this Agreement, the Purchaser agrees to indemnify and hold harmless the Company and its agents, heirs, successors and assigns from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred as a result of any misrepresentation or breach of the warranties and covenants made by the Purchaser herein, except where such misrepresentation or breach is caused by the Company.

                  8.3 PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser, including, without limitation, those contained in
Section 2 hereof, unless otherwise herein or therein provided, shall inure to the benefit of any and all subsequent holders from time to time of the Shares and Warrants and all such holders shall be bound by all of the obligations of the Purchaser hereunder.

                  8.4 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived in writing and only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registerable Shares then outstanding, each future holder of all such Registerable Shares, and the Company.

                  8.5 NOTICES. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or five (5) Business Days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

                  8.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law. the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  8.7 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

                  8.8 EXCLUSIVE JURISDICTION AND CONSENT TO SERVICE OF PROCESS. The parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in a federal or state court sitting in the Borough of Manhattan in the City of New York which shall be the exclusive jurisdiction and venue of said legal proceedings and each party hereto waives any objection which such party may now or hereafter have to the lay of venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such party (or the subsidiary of such party) when transmitted in accordance with Section 8.5. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law.

                  8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.11 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, cost and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.12 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  8.13 SURVIVAL OF AGREEMENT. All representations and warranties made herein or in any agreement, certificate or instrument delivered to the Purchaser or the Company pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Shares and the Warrants.

                  8.14 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         The parties have executed this Put and Warrant Purchase Agreement as of the date first above written.

                                          TERREMARK WORLDWIDE, INC.

                                          /s/ Manuel D. Medina
                                          --------------------------------
                                          Name: Manuel D. Medina
                                          Title: Chairman, CEO & President

                                          Address: 2601 So. Bayshore Drive
                                                   Miami, FL 33133


                                          TD GLOBAL FINANCE

                                          /s/ Martin Walton
                                          --------------------------------
                                          Name: Martin Walton
                                          Title: Director

                                          Address: TD Global Finance
                                                   Level 2, Plaza 2,
                                                   Custom House Plaza
                                                   IFSC, Dublin 1


                                          THE TORONTO-DOMINION BANK

                                          /s/ Adriana G. Groskopf
                                          --------------------------------
                                          Name: Adriana G. Groskopf
                                          Title: Associate V.P. & Solicitor

                                          Address:

                                                                         ANNEX A

                               WARRANT CERTIFICATE

AS OF THE DATE HEREOF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE PUT AND WARRANT PURCHASE AGREEMENT DATED AS OF APRIL 10, 2002 AMONG THE COMPANY, TD GLOBAL FINANCE AND THE TORONTO-DOMINION BANK, AND THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH PUT AND WARRANT PURCHASE AGREEMENT.

EXERCISABLE ON OR BEFORE [DATE SIX MONTHS AFTER EXERCISE DATE]

                                                            Warrants to Purchase

No. [1/2/3] [The Number of Shares Equal to 33.3% of 20% of the Put Shares] Shares of Common Stock

                               WARRANT CERTIFICATE

                            TERREMARK WORLDWIDE, INC.

This Warrant Certificate certifies that TD Global Finance (the "PURCHASER"), or registered assigns, is the registered holder of a warrant expiring [Date Six Months After Exercise Date] (the "WARRANT") to purchase Common Stock, par value U.S.$0.001 per share (the "COMMON STOCK"), of Terremark Worldwide, Inc., a Delaware corporation (the "COMPANY"). Upon the terms and subject to the conditions contained in that certain Put and Warrant Purchase Agreement dated as of April 10, 2002 among the Company, the Purchaser and The Toronto-Dominion Bank (the "PUT AND WARRANT AGREEMENT") pursuant to which this Warrant Certificate was issued, the Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City time on [Date Six Months After Exercise Date], a total of [The Number of Shares Equal to 33.3% of 20% of the Put Shares] fully paid and nonassessable shares of Common Stock (each a "WARRANT SHARE") for an aggregate price of U.S.$________ or U.S.$[In the Case of Warrant 1, 85% of the Share Price on the Exercise Date; In the Case of Warrant 2, 100% of the Share Price on the Exercise Date; In the Case of Warrant 3, 115% of the Share Price on the Exercise Date] per share (the "EXERCISE PRICE") payable in lawful money of the United States of America upon (i) surrender of this Warrant Certificate at the office of the Company and (ii) receipt by the Purchaser of sufficient evidence that a registration statement has been declared effective by the Securities and Exchange Commission ("SEC") in respect of the Shares issuable by this Warrant, all in accordance with the Put and Warrant Agreement. The Exercise Price and number of Shares issuable upon exercise of the Warrant is subject to adjustment upon the occurrence of certain events set forth in the Put and Warrant Agreement.

The Warrant may not be exercised after 5:00 p.m., New York City time on [Date Six Months After Exercise Date], and to the extent not exercised by such time the Warrant shall become void.

The Warrant evidenced by this Warrant Certificate is issued pursuant to the Put and Warrant Agreement, which Put and Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrant. A copy of the Put and Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

The Warrant may be exercised at any time on or before [Date Six Months After Exercise Date]. The holder of the Warrant evidenced by this Warrant Certificate may exercise it by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, at the office of the Company.

The Put and Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of the Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of the Warrant, rather if the calculation of the number of shares of Common Stock to be issued results in a non-integral number of shares of Common Stock, then the number of shares of Common Stock to be issued shall be rounded up to the nearest whole integer.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrant shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Put and Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder thereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

IN WITNESS WHEREOF, Terremark Worldwide, Inc. has caused this Warrant Certificate to be signed.


Dated: [Exercise Date]
TERREMARK WORLDWIDE, INC.


By:
   --------------------------
   Name:
   Title:

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

The undersigned hereby elects, pursuant to the Put and Warrant Agreement, to exercise the right, represented by this Warrant Certificate, to receive [The Number of Shares Equal to 33.3% of 20% of the Put Shares] shares of Common Stock and upon receipt of sufficient evidence that a registration statement has been declared effective by the SEC in respect of the Shares issued in respect of this exercised Warrant shall pay for such shares to the order of Terremark Worldwide, Inc. (the "COMPANY") in the amount of U.S.$[ ] in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of [ ], whose address is [ ] and that such shares be delivered to [ ] whose address is [ ].

Signature:
          -------------------------

Date: